UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Tribute Pharmaceuticals Canada Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-31198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip Code)

(519) 434-1540
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2014, Tribute Pharmaceuticals Canada Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dundee Securities Ltd. and Mackie Research Capital Corporation (the “Underwriters”) in connection with an underwritten public offering in Canada with a concurrent private placement in the United States (the “Offering”) of 37,300,000 units of the Company (the “Units”), with each Unit consisting of one common share (a “Unit Share”) and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”) at a price per Unit of CDN$0.70 (the “Offering Price”) for aggregate gross proceeds of CDN$26,110,000. Each whole Warrant will entitle the holder thereof to acquire one common share of the Company (a “Warrant Share”) at a price per share of CDN$0.90 for a period of 24 months following the issuance thereof. Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, an aggregate of 37,300,000 Units. Pursuant to the Underwriting Agreement, the Underwriters have also been granted the option to purchase up to an additional 15% of the Units, exercisable in whole or in part at any time up to 30 days following the closing of the Offering to cover over-allotments, if any. The Company expects to close the Offering on July 15, 2014, subject to customary closing conditions.

In connection with the Offering, the Underwriters will receive a cash commission equal to 7.5% of the gross proceeds raised under the Offering (CDN$1,958,250, or CDN$2,251,987.50 if the over-allotment option is exercised in full) and that number of non-transferable broker warrants equal to 7.5% of the number of Units sold (2,797,500 broker warrants, or 3,217,125 broker warrants if the over-allotment option is exercised in full).  Each broker warrant will be exercisable into one Unit of the Company for a period of 24 months from the closing of the Offering at a price equal to the Offering Price.

The Company estimates net proceeds from the offering will be CDN$23,826,750 if the Underwriters’ over-allotment option is not exercised (and CDN$27,449,512.50 if the over-allotment option is exercised in full), after deducting the Underwriters’ fee and estimated offering expenses of CDN$325,000. The net proceeds of the Offering will be used to source, negotiate and enter into future acquisitions of health care products and/or companies in the health care industry that are complementary to and/or consistent with the Company’s current product portfolio and the remainder for the repayment of debt and general corporate purposes.

The Units, the Unit Shares, the Warrants and the Warrant Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and the Units, the Offered Shares and the Warrants may not be offered, sold or delivered, directly or indirectly, to, or for the account or benefit of, persons in the “United States” or “U.S. persons” (as such terms are defined in Regulation S under the U.S. Securities Act), except in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Underwriting Agreement, the Company agreed not to issue or dispose of any securities of the Company for 90 days after July 15, 2014 without first obtaining the written consent of the Underwriters, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement. In addition, pursuant to the terms of the Underwriting Agreement, the Company agreed to use its best efforts to cause each of its directors and officers to enter into a lock-up agreement pursuant to which each such person would agree not to sell or transfer any securities of the Company held by them for 90 days after July 15, 2014 without first obtaining the written consent of the Underwriters, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such Exhibit.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States or to U.S. persons absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

Item 3.02 Unregistered Sales of Equity Securities

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Units, the Unit Shares, the Warrants and the Warrant Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws, and the Units, the Offered Shares and the Warrants may not be offered, sold or delivered, directly or indirectly, to, or for the account or benefit of, persons in the United States or U.S. persons, except in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

The Underwriters have agreed that, except as permitted by the Underwriting Agreement and as expressly permitted by applicable United States federal and state securities laws, they will not offer or sell any of the Units, the Offered Shares or the Warrants to, or for the account or benefit of, persons in the United States or U.S. persons. The Underwriting Agreement permits the Underwriters to offer the Units, the Offered Shares and the Warrants outside the United States to non-U.S. persons in compliance with Regulation S under the U.S. Securities Act. The Underwriting Agreement also permits the Underwriters, through U.S. registered broker-dealers, to offer and resell the Units, the Offered Shares and the Warrants to, or for the account or benefit of, persons in the United States and U.S. persons where such persons are “qualified institutional buyers”, as such term is defined in Rule 144A under the U.S. Securities Act, in compliance with Rule 144A under the U.S. Securities Act and applicable state securities laws. The Underwriting Agreement also permits the Underwriters, through U.S. registered broker-dealers, to offer the Units, the Offered Shares and the Warrants to, or for the account or benefit of, persons in the United States and U.S. persons to whom the Corporation will sell such securities directly as substituted purchasers where such persons are institutional “accredited investors” that satisfy one of the criteria set forth in Rule 501(a)(1), (2), (3) or (7) (“U.S. Institutional Accredited Investors”), in compliance with Rule 506(b) of Regulation D under the U.S. Securities Act and applicable state securities laws.

The Underwriters have agreed that, except in certain transactions exempt from the registration requirements of the U.S. Securities Act, they will not offer or sell the Units, the Offered Shares and the Warrants to, or for the account or benefit of, persons in the United States or U.S. persons (i) as part of their distribution, or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing (or the date of closing of the Over-Allotment Option, if any) (the “distribution compliance period”) unless an exemption from registration under the U.S. Securities Act is available. The Underwriters have further agreed that all offers and sales of the Units, the Offered Shares and the Warrants during the distribution compliance period will be made in compliance with Rule 903 or 904 of Regulation S under the U.S. Securities Act or an exemption from registration under the U.S. Securities Act. Each Underwriter and any other distributor selling Units, the Offered Shares and the Warrants (or over-allotment Units, the Offered Shares and the Warrants, if any) in this Offering to a distributor, to a dealer, as defined in section 2(a)(12) of the U.S. Securities Act, or to a person receiving a selling concession, fee or other remuneration in respect of the securities sold, prior to the expiration of a 40-day distribution compliance period following the final closing of this Offering, must send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

The Warrants will not be exercisable by, or on behalf of, a person in the United States or a U.S. person, nor will certificates representing the Warrant Shares issuable upon exercise of the Warrants be registered or delivered to an address in the United States, unless an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws is available and the Company has received an opinion of counsel of recognized standing to such effect in form and substance satisfactory to the Company; provided, however, that a holder who is a U.S. Institutional Accredited Investor at the time of exercise of the Warrants who purchased Units in the Offering to, or for the account or benefit of, persons in the United States or U.S. persons will not be required to deliver an opinion of counsel in connection with the exercise of Warrants that are a part of those Units.

The Offered Shares, the Warrants and the Warrant Shares issuable upon exercise of the Warrants issued to, or for the account or benefit of, persons in the United States or U.S. persons will be “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States or to U.S. persons absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 25, 2014, between Tribute Pharmaceuticals Canada Inc. and Dundee Securities Ltd. and Mackie Research Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUTE PHARMACEUTICALS CANADA INC.

Date: June 27, 2014	By:	/s/ Scott Langille
	Name:	Scott Langille
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 25, 2014, between Tribute Pharmaceuticals Canada Inc. and Dundee Securities Ltd. and Mackie Research Capital Corporation